EXHIBIT 5.1

WICKERSHAM & MURPHY
 A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW
430 CAMBRIDGE AVENUE, SUITE 100
 PALO ALTO, CALIFORNIA 94306
 TELEPHONE: (650) 323-6400
 FAX: (650) 323-1108

February 6, 2012

S&W Seed Company
25552 South Butte Avenue
Five Points, CA 93624

Re: Securities Being Registered Under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you (the "Company") in connection with your filing of a registration statement on Form S-3 (as amended or supplemented, the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of up to $25,000,000 (as limited in any 12-month period by General Instruction I.B.6 of Form S-3, if applicable) of any combination of (i) shares of common stock, par value $.001 per share ("Common Stock"), (ii) shares of preferred stock, par value $.001 per share ("Preferred Stock"), (iii) warrants for the purchase of Common Stock or Preferred Stock ("Warrants"), and (iv) units consisting of one or more of (a) shares of Common Stock, (b) shares of Preferred Stock, (c) Warrants or (d) any combination of such securities ("Units"). Securities may be issued in an unspecified number (with respect to Common Stock, Preferred Stock, Warrants and Units). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements to the prospectus contained in the Registration Statement. In addition, the Preferred Stock and Warrants may be convertible into or exercisable for the Company's Common Stock or Preferred Stock, as the case may be. The Common Stock, Preferred Stock, Warrants and Units are collectively referred to herein as the "Securities" and each, individually, as a "Security."

The opinions expressed below are limited to the Nevada General Corporation Law and reported judicial decisions interpreting the General Corporation Law of Nevada, as well as the federal law of the United States. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or "blue sky" laws, or (ii) state or federal antitrust laws.

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, under the Company's Articles of Incorporation, as amended and then in effect (the "Charter").

In connection with the foregoing, we also have examined originals or copies of such corporate records, as applicable, of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other records, agreements, instruments and other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the legal capacity of each individual who signed any of those documents.

The Company has informed us that it intends to issue the Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

For purposes of the opinions expressed below, we refer to the following as the "Future Authorization and Issuance" of Securities:

● with respect to any of the Securities, (a) the authorization by the Company of the terms and issuance of such Securities (the "Authorization") and (b) the issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company of the consideration (which, in the case of shares of Common Stock or Preferred Stock, is not less than the par value of such shares) to be paid therefor in accordance with the Authorization;

● with respect to Preferred Stock, (a) the establishment of the terms of such Preferred Stock by the Company in conformity with the Charter and applicable law and (b) the execution, acknowledgement and filing with the Nevada Secretary of State, and the effectiveness of, a certificate of designations to the Charter setting forth the terms of such Preferred Stock in accordance with the Charter and applicable law; and

● with respect to Warrants or Units, (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued and (b) the establishment of the terms of such Securities, and the execution and delivery of such Securities, in conformity with any applicable agreement under which such Securities are to be issued and applicable law.

In rendering the opinions expressed below with respect to the Securities, we have assumed that:

(1) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws;

(2) if necessary, a Prospectus Supplement with respect to each issued Security will have been prepared and filed with the Securities and Exchange Commission (the "SEC") describing the corresponding Securities offered thereby;

(3) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, as amended and in effect, and the corresponding Prospectus Supplement;

(4) if necessary, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(5) at the time of any offering or sale of Securities, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company's organizational documents that are not otherwise reserved for issuance; and

(6) all Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

(1) Upon the Future Authorization and Issuance of shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and non-assessable.

(2) Upon the Future Authorization and Issuance of shares of Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

(3) Upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.

(4) Upon the Future Authorization and Issuance of Units, such Units will be valid and binding obligations of the Company.

The foregoing opinions are subject to the following:

The enforceability of any document, instrument or Security may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including without limitation specific performance and injunctive relief and (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Wickersham & Murphy, P.C.

Wickersham & Murphy
a Professional Corporation